Exhibit 20.7
Page 1 of 3

                            Navistar Financial 1999 - A Owner Trust
                                For the Month of September 1999
                             Distribution Date of October 15, 1999
                                    Servicer Certificate #5

Original Pool Amount                                    $714,764,750.47
Subsequent Receivables  (transferred 6/3/99)                      $0.00


Beginning Pool Balance                                  $639,469,177.30
Beginning Pool Factor                                         0.8946568

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)  $13,546,360.89
     Interest Collected                                   $4,536,244.17

Additional Deposits:
     Repurchase Amounts                                           $0.00
     Liquidation Proceeds / Recoveries                      $748,190.99
Total Additional Deposits                                   $748,190.99

Repos / Chargeoffs                                        $1,857,217.81
Aggregate Number of Notes Charged Off                                69

Total Available Funds                                    $18,830,796.05

Ending Pool Balance                                     $624,065,598.60
Ending Pool Factor                                            0.8731063

Servicing Fee                                               $532,890.98

Repayment of Servicer Advances                                    $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                  $31,652,336.07
     Target Percentage                                            5.25%
     Target Balance                                      $32,763,443.93
     Minimum Balance                                     $14,295,295.01
     (Release) / Deposit                                   ($123,765.23)
     Ending Balance                                      $31,528,570.84

Current Weighted Average APR:                                    8.632%
Current Weighted Average Remaining Term (months):                 45.92

Delinquencies                                            Dollars         Notes
     Installments:           1 - 30 days              $2,606,031.56      2,383
                             31 - 60 days               $496,464.66        384
                             60+  days                  $100,216.91         74

     Total:                                           $3,202,713.13      2,384

     Balances:               60+  days                $3,114,050.81         74

Memo Item - Reserve Account
     Prior Month                                     $31,710,153.72
+    Invest. Income                                     $123,765.23
+    Excess Serv.                                             $0.00
+    Transfer (to) / from Collections Account          ($181,582.88)
     Beginning Balance                               $31,652,336.07

Exhibit 20.7
Page 2 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of September 1999

                                                                                       NOTES

                                     TOTAL         CLASS A - 1      CLASS A - 2      CLASS A - 3      CLASS A - 4     CLASS B NOTES
                                $714,764,750.47  $147,000,000.00  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Original Pool Amount
Distributions:
    Distribution Percentages                             100.00%            0.00%            0.00%            0.00%           0.00%
    Coupon                                               5.0025%          5.5500%          5.9500%          6.1300%         6.2200%

Beginning Pool Balance          $639,469,177.30
Ending Pool Balance             $624,065,598.60

Collected Principal              $13,546,360.89
Collected Interest                $4,536,244.17
Charge - Offs                     $1,857,217.81
Liquidation Proceeds / Recoveries   $748,190.99
Servicing                           $532,890.98
Cash Transfer from Reserve Account  $181,582.88
Total Collections Available
  for Debt Service               $18,479,487.95

Beginning Balance               $639,469,177.30   $71,704,426.83  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47

Interest Due                      $3,075,909.25      $298,917.83      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Interest Paid                     $3,075,909.25      $298,917.83      $911,125.00      $991,666.67      $744,514.04     $129,685.71
Principal Due                    $15,403,578.70   $15,403,578.70            $0.00            $0.00            $0.00           $0.00
Principal Paid                   $15,403,578.70   $15,403,578.70            $0.00            $0.00            $0.00           $0.00

Ending Balance                  $624,065,598.60   $56,300,848.13  $197,000,000.00  $200,000,000.00  $145,745,000.00  $25,019,750.47
Note / Certificate Pool Factor                            0.3830           1.0000           1.0000           1.0000          1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions              $18,479,487.95   $15,702,496.53      $911,125.00      $991,666.67      $744,514.04     $129,685.71

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
    Total Shortfall                       $0.00            $0.00            $0.00            $0.00            $0.00           $0.00
         (required from Reserve)
Excess Servicing                          $0.00
    (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance   $31,652,336.07
(Release) / Draw                   ($123,765.23)
Ending Reserve Acct Balance      $31,528,570.84

Exhibit 20.7
Page 3 of 3

Navistar Financial 1999 - A Owner Trust
For the Month of September 1999


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                         5                 4                  3                 2                1
                                      May-99            Jun-99             Jul-99            Aug-99           Sep-99
Beginning Pool Balance            $714,764,750.47   $690,784,778.67   $673,818,001.04   $655,869,913.06   $639,469,177.30

A)  Loss Trigger:
    Principal of Contracts
      Charged Off                     $343,521.31       $894,496.43     $1,018,503.85     $1,026,225.43     $1,857,217.81
    Recoveries                              $0.00             $0.00       $107,215.28        $37,759.71       $748,190.99

Total Charged Off (Months 5, 4, 3)                    $2,256,521.59
Total Recoveries (Months 3, 2, 1)                       $893,165.98
Net Loss / (Recoveries) for 3 Mos                     $1,363,355.61(a)

Total Balance (Months 5, 4, 3)                    $2,079,367,530.18(b)

Loss Ratio Annualized  [(a/b) * (12)]                       0.7868%

Trigger:  Is Ratio > 1.5%                                        No
                                                                           Jul-99            Aug-99                Sep-99

B)   Delinquency Trigger:                                               $2,679,886.05     $2,484,386.81     $3,114,050.81
     Balance delinquency 60+ days                                            0.39772%          0.37879%          0.48697%
     As % of Beginning Pool Balance                                          0.33269%          0.35880%          0.42116%
     Three Month Average

Trigger:  Is Average > 2.0%                                      No

C)   Noteholders Percent Trigger:                          4.41104%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                                      No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer